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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Aero Systems Engineering Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107

                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         SEPTEMBER 3, 2003, AT 2:00 P.M.

                     ---------------------------------------

TO AERO SYSTEMS ENGINEERING, INC. SHAREHOLDERS:

The annual meeting of the shareholders of Aero Systems Engineering, Inc. (the "Company") will be held on September 3, 2003, at 2:00 p.m., C.D.T., at the Company's headquarters at 358 East Fillmore Avenue, St. Paul, Minnesota 55107, for the following purposes:

         1. To consider and act upon the Board of Directors' recommendation to fix the number of directors of the Company at eight.

         2.       To elect a Board of Directors.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed. In lieu thereof, and in accordance with the Bylaws, the Board of Directors has set the close of business on August 1, 2003,as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.

Your attention is respectfully directed to the attached Proxy Statement and Proxy. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE THE ATTACHED PROXY AND DATE, SIGN AND MAIL IT AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE.

Dated:  July 29, 2003                      By order of the Board of Directors


                                               /s/ Steven R. Hedberg
                                           -------------------------------
                                           Steven R. Hedberg
                                           Secretary

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107
                                  651-227-7515

                      ------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                SEPTEMBER 3, 2003

                      ------------------------------------

                                     GENERAL

This Proxy Statement is submitted in support of the solicitation of the attached proxy by the Board of Directors of Aero Systems Engineering, Inc., a Minnesota corporation ("Company"), for the Annual Meeting of the shareholders of the Company to be held on September 3, 2003 at 2:00 o'clock p.m. at the Company's headquarters, 358 East Fillmore Avenue, St. Paul, Minnesota 55107, and at any adjournments thereof (the "Annual Meeting"). The cost of solicitation will be borne by the Company. The Company intends to mail this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders to shareholders on or about August 7, 2003. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries in an amount not to exceed $5,000 for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

The Annual Meeting is being held for the purposes of fixing the number of and electing the Company's Board of Directors and to transact such other business as may properly come before the Annual Meeting.

The annual report of the Company for the year ended December 31, 2002, including financial statements, is being mailed to shareholders simultaneously herewith, but the annual report is not to be considered part of the proxy soliciting materials.

Only holders of shares of the Company's Common Stock at the close of business on August 1, 2003, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. The securities of the Company outstanding as of August 1, 2003, and which are entitled to vote at the Annual Meeting, consist of 4,401,625 shares of Common Stock, each share being entitled to one vote. Shareholders do not have the right to cumulate votes for the election of directors.

The enclosed Board of Directors' proxy, when properly signed and returned to the Company, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the Annual Meeting will be voted to set the number of the Board of Directors at eight, in favor of the nominees for directors proposed by the Board of Directors, and, as to any other matters that may properly come before the Annual Meeting, in the best judgment of the proxy holders named in the enclosed proxy.

The enclosed proxy may be revoked at any time prior to its exercise before or at the Annual Meeting by the execution and exercise of a proxy bearing a later date and notification in writing given to the Secretary of the Company prior to the Annual Meeting. The authority of the proxy holders named in the enclosed proxy will be suspended if the shareholder executing the proxy is present at the meeting and elects to vote in person.

The Company may have one or more of its officers or employees communicate by telephone, telegraph, facsimile, or mail with some of the shareholders who may have omitted to return proxies.

A quorum, consisting of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. In general, the shareholders of the Company may take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on a particular item of business or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but they will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker or other entity holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but they will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of July 15, 2003 by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director and by each nominee director, by each executive officer named in the Summary Compensation Table, and by all executive officers and directors as a group. If the name of a director, nominee director or executive officer named in the Summary Compensation Table is not shown, that person beneficially owns no Common Stock. Except as may be disclosed in the footnotes to the following table, none of the shareholders listed below beneficially owns Common Stock of the Company's parent(s) or subsidiaries other than through their ownership of the Company's Common Stock.

Name and Address                        Amount and Nature of
of Beneficial Owner                     Beneficial Ownership (1)                Percent of Class (4)
-------------------                     ------------------------                --------------------
Minnesota ASE, LLC                             2,245,000                               51.0%
222 South 9th Street
Suite 3000
Minneapolis, MN  55402

Saab Holdings, U.S., Inc.                      1,277,073                               29.0%
21300 Ridgetop Circle
Sterling, VA  20166

Richard A. Hoel                                  673,500(2)                            15.3%
60 South Sixth Street
Suite 3000
Minneapolis, MN  55402

James S. Kowalski                                673,500(2)                            15.3%
4716 Bouleau
White Bear Lake, MN 55110

Thomas L. Auth                                   449,000(2)                            10.2%
8 Evergreen Road
North Oaks, MN  55127

A. L. Maxson                                     106,950                                2.4%
5848 Long Brake Trail
Edina, MN  55438

Donald N. Kamis                                   19,492                                 *
920 Brockton Lane
Plymouth, MN 55447

Dr. Leon E. Ring                                   2,300                                 *
2025 Shoreline Drive
Mt. Juliet, TN 37122

All executive officers
and directors
as a group (12 persons)                        1,925,742(3)                            43.8%

-------------------------

*        Less than one percent.

(1) Except as otherwise noted, each person or group has sole voting and investment power with respect to, and directly owns, all outstanding shares.

(2) Reflects shares of Company Common Stock held indirectly by the named directors as a result of their interest in Minnesota ASE, LLC. Messrs. Hoel and Kowalski each own 30% of Minnesota ASE, LLC and Mr. Auth owns 20% of Minnesota ASE, LLC. These individuals disclaim beneficial ownership of securities held by Minnesota ASE, LLC, except to the extent of their pecuniary interest in the securities. The shares identified for these three individuals are included in the 2,245,000 shares held by Minnesota ASE, LLC.

(3) This amount includes 1,796,000 of shares identified with Messrs Hoel, Kowalski and Auth which are included in the identified Minnesota ASE, LLC shares. The amount of shares held by executive officers and directors other than the shares associated with Minnesota ASE, LLC is 129,742.

(4) The percentage calculation is based on 4,401,625 shares outstanding at July 15, 2003.

                       PROPOSAL TO FIX NUMBER OF DIRECTORS
                                    (Item 1)

The Bylaws of the Company provide that the number of directors may be set by the shareholders (subject to the right of the Board of Directors to increase or decrease the number of directors as otherwise permitted by law). At the most recent annual meeting of the Company's shareholders held on May 29, 2002, the shareholders fixed the number of the Company's Board of Directors at seven and elected seven directors.

IT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS THAT THE NUMBER OF DIRECTORS BE SET AT EIGHT.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of setting the number of members of the Board of Directors at eight.

The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting at which a quorum is present either in person or by proxy is required to fix the number of the Board of Directors at eight. A quorum consists of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                    (Item 2)

The Board of Directors manages the business of the Company. The Bylaws of the Company provide that the shareholders shall elect the Board of Directors. At the most recent annual meeting of the Company's shareholders held on May 29, 2002, the shareholders elected the following seven directors: Richard A. Hoel, Charles
H. Loux, A. L. Maxson, Dr. Leon E. Ring, James S. Kowalski, Thomas L. Auth, and Mark D. Pugliese.

On September 18, 2002, the Board elected Mr. Patrick J. Donovan as an independent member of the Board and as an independent member of the Audit Committee.

IT IS THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS THAT THE EIGHT NOMINEES NAMED BELOW BE ELECTED AS DIRECTORS, TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF THE SHAREHOLDERS AND UNTIL THEIR SUCCESSORS SHALL BE DULY ELECTED AND QUALIFIED AS DIRECTORS.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted in favor of electing the eight nominees named below to the Board of Directors. However, in the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on September 3, 2003, or any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also (at the discretion of the holders of said proxies) be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

The affirmative vote of a majority of the shares of Common Stock of the Company represented at the Annual Meeting at which a quorum is present either in person or by proxy is required to elect each director. A quorum consists of a majority of the shares of Common Stock entitled to vote at the Annual Meeting.

INFORMATION ABOUT NOMINEES FOR ELECTION AS DIRECTORS

All of the nominees of the Board of Directors are presently serving as directors of the Company. The names, ages and biographical information of all eight nominees are as follows:

               Names of Nominees         Ages              Director Since
               -----------------         ----              --------------
               Richard A. Hoel            55               February 1998
               Charles H. Loux            55               October 1999
               A. L. Maxson               67               May 1986
               Dr. Leon E. Ring           70               November 1996
               James S. Kowalski          57               October 2001
               Thomas L. Auth             58               October 2001
               Mark D. Pugliese           50               March 2002
               Patrick J. Donovan         49               September 2002

Richard A. Hoel was appointed as a Director of the Company on February 18, 1998, and on September 27, 2001, he was appointed Chairman of the Board. He was a founder and has been a senior shareholder of Winthrop & Weinstine, P.A., the Company's primary law firm, since February 1979. Mr. Hoel serves as a member of the board of directors of a number of privately held companies. Mr. Hoel is a governor and member of Minnesota ASE, LLC, the Company's majority shareholder.

Charles H. Loux has been the President and Chief Executive Officer of the Company since October 1, 1999. He was appointed to the Company's Board of Directors effective October 1, 1999. Prior to joining the Company, Mr. Loux was employed for 15 years at GE Aircraft Engines where his most recent position was Manager of Customer Facility Support.

A. L. Maxson was elected to the Company's Board of Directors effective May 7, 1986. He has been a financial consultant since August 1997. From January 1, 1994 to July 1997, he was the Executive Vice President - Finance and Chief Financial Officer and Director of Great Lakes Aviation, Ltd. Mr. Maxson was a financial consultant from March 1991 until December 1993. From August 1986 until March 1991, he was Vice President, Financial Planning, for Northwest Airlines, Inc.

Dr. Leon E. Ring has been retired since October 1999 and has been a Director of the Company since November 1996. From September 23, 1996 until October 1, 1999, he was President and Chief Executive Officer of the Company.

James S. Kowalski was appointed as a Director of the Company on September 27, 2001. For more than the last five years, he has been the principal shareholder of Kowalski's Markets, a supermarket chain in Minnesota. Mr. Kowalski is a governor and member of Minnesota ASE, LLC, the Company's majority shareholder.

Thomas L. Auth became a Director of the Company on September 27, 2001. Mr. Auth is a private investor. Mr. Auth was the Chief Executive Officer and a Director of ITI Technologies, Inc., a publicly held company, from 1981 until May 2000. ITI was a leading designer and manufacturer of electronic security products. In May 2000, ITI merged with

SLC Technologies, Inc. to form a new publicly held company, Interlogix, Inc. and Mr. Auth served as Chairman of the Board of Directors of Interlogix until February 2002 when Interlogix was acquired by the General Electric Company. Mr. Auth serves on the Board of Medamicus, Inc., a publicly held company, and on the Boards of several privately held companies. He also owns Vomela Specialty Company, a graphics design and manufacturing company. Mr. Auth is also a certified public accountant. Mr. Auth is a governor and member of Minnesota ASE, LLC, the Company's majority shareholder.

Mark D. Pugliese was appointed as a Director of the Company on March 20, 2002. He is Vice President, General Counsel and Secretary of Saab Holdings U.S., Inc. ("Saab Holdings"-a direct subsidiary of Saab AB that was formerly named Celsius Inc.), and is also an officer and/or a director of Saab Aircraft of America, LLC and several other indirect, wholly-owned subsidiaries of Saab AB in the United States. Prior to joining Saab Aircraft of America in 1992, Mr. Pugliese was an Associate General Counsel of USAir, Inc. The Company, Minnesota ASE, LLC and Saab Holdings are party to a Stockholders Agreement (the "Stockholders Agreement") that provides, among other things, for Saab Holdings, to have a designee on the Company's Board of Directors so long as it holds at least 10% of the outstanding common shares. Mr. Pugliese is the designated director for Saab Holdings.

Patrick J. Donovan was appointed as a Director of the Company on September 18, 2002. He is currently a Managing Partner in the firm Drullen McKennessey Management Company. Prior to his current position, Mr. Donovan was the President of the Midwest Area Operations for Wells Fargo Bank.

Other than as indicated above, no nominee for the Board of Directors is a director of another company (that is, other than the Company) with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to Section 15(d) of that Act. None of the director nominees is a director of a company registered as an investment company under the Investment Company Act of 1940.

COMPENSATION OF DIRECTORS

Non-employee outside Directors who are not affiliated with Minnesota ASE, Inc., or Saab AB receive $2,000 for each Board or Audit Committee meeting attended to a maximum of $10,000 per year, plus reimbursement of out-of-pocket expenses. During 2002, Messrs. A. L. Maxson, Dr. Leon E. Ring, and Patrick J. Donovan received an aggregate of $10,000, $10,000 and $4,000, respectively. In 2002, the other members of the Board of Directors received no compensation for serving as Directors but received reimbursement of out-of-pocket expenses incurred in carrying out their responsibilities as Directors of the Company. At this time, only Messrs. Maxson, Ring, and Donovan receive compensation for serving on the Board of Directors and as committee members.

INFORMATION REGARDING EXECUTIVE OFFICERS

Donald N. Kamis, who is 60 years old, has been a Vice President of the Company since September 1992. Prior to September 1992, Mr. Kamis was the Vice President of Engineering for FluiDyne and held that position for more than five years.

Grant A. Radinzel, who is 47 years old, has been a Vice President of the Company since June 1995. From 1985 until June 1995, Mr. Radinzel held engineering management and project management positions with the Company.

Richard L. Thomalla, who is 52 years old, has been a Vice President of the Company since March 1998. From September 1996 until March 1998, Mr. Thomalla served the Company as Director of Business Development for Test Cells. Prior to September 1996, Mr. Thomalla served the Company for over 21 years in various positions, including mechanical engineering, engineering management, sales and marketing, and project management.

Steven R. Hedberg, who is 50 years old, has been the Chief Financial Officer of the Company since January 1998. In addition to these duties, Mr. Hedberg has been the Company's Secretary and Treasurer since March 1998, and a Vice President since June 1993. Prior to joining the Company on January 19, 1998, Mr. Hedberg was employed for more than 20 years with Control Data Systems, Inc.

INFORMATION CONCERNING BOARD OF DIRECTORS/COMMITTEES

The Company has an Audit Committee. The Company does not have a nominating committee or a compensation committee.

During the fiscal year ended December 31, 2002, the Board of Directors held four formal meetings. All of the nominees who were Directors of the Company attended in person or by teleconference all of the board and committee meetings held in 2002 while they were directors of the Company with the following exceptions: Mr. Thomas L. Auth was not available for the March 20, 2002, meeting and the November 25, 2002, meeting. Mr. James S. Kowalski was not available for the June 19, 2002 meeting and the September 15, 2002, meeting. Board members also met informally during the year to discuss various aspects of the business affairs of the Company.

On September 18, 2002, Mr. Richard A. Hoel resigned as a member of the Audit Committee due to his affiliation with Minnesota ASE, LLC. This Audit Committee structure change was made to ensure the Company's Audit Committee structure was in compliance with the independence requirements of NASDAQ.

On March 19, 2003, the Board reconfirmed the appointments of A. L. Maxson, Dr. Leon E. Ring, and Patrick J. Donovan to the Audit Committee.

During the fiscal year ended December 31, 2002, the Audit Committee held five formal meetings. All of the members of the Audit Committee of the Board of Directors of the Company attended in person or by teleconference all of the Audit Committee meetings held in 2002 while they were directors of the Company.

The duties of the Audit Committee are to establish and maintain direct contact with the Company's independent auditors to review the adequacy of the Company's accounting and financial reporting procedures, the adequacy and effectiveness of the Company's system of internal accounting controls, the scope and results of the annual audit, and any other matters relative to the audit of the Company's accounting and financial affairs that the Audit Committee or the independent auditors deem necessary or appropriate.

AUDIT COMMITTEE CHARTER

During 2000, the Board of Directors of the Company approved a written Audit Committee charter, a copy of which has previously been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee held five formal meetings during fiscal 2002.

In February 2003, the Audit Committee (which consisted of A.L. Maxson, Dr. Leon
E. Ring, and Patrick J. Donovan) reviewed and discussed with management the audited financial statements for the year ended December 31, 2002; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380), as modified or supplemented; received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent auditors the auditors' independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2002, be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

By the Audit Committee:
A. L. Maxson
Dr. Leon E. Ring
Patrick J. Donovan

AUDIT FEES

The aggregate fees billed the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the year 2002 were $77,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed and no services rendered to the Company by Ernst & Young LLP for financial information systems design and implementation as described in paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X during the year ended December 31, 2002.

ALL OTHER FEES

The aggregate fees billed to the Company by Ernst & Young LLP for all services, other than those described under the preceding captions, rendered during the year ended December 31, 2002, were $40,364 and consisted primarily of tax services and the audit of the Company's benefit plans. The Audit Committee determined that the provision of such services is compatible with maintaining the independence of Ernst & Young LLP.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company for services rendered in all capacities during each of the years ended December 31, 2002, 2001 and 2000, and for other executive officers of the Company (the "Named Executive Officers") whose total salary and bonus for the fiscal year ended December 31, 2002 exceeded $100,000 for services in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                        --------------------------------------------------
                                                                              OTHER ANNUAL     ALL OTHER
    NAME AND PRINCIPAL POSITION         YEAR       SALARY        BONUS        COMPENSATION    COMPENSATION
    ---------------------------         ----       ------        -----        ------------    ------------
Charles H. Loux                         2002      $162,240      $106,120         $      0      $  2,023(4)
     Director, President and            2001      $155,885      $      0         $      0      $  1,802(4)
     Chief Executive Officer            2000      $150,000      $ 37,500(1)      $      0      $ 18,593(4)

Donald N. Kamis                         2002      $115,550      $ 13,072(2)      $      0      $  3,919(5)
     Vice President, Wind Tunnel        2001      $110,854      $      0         $      0      $  4,023(5)
     Business Development               2000      $107,703      $      0         $      0      $  3,907(5)

Richard L. Thomalla                     2002      $114,569      $ 17,054(2)      $      0      $  3,882(6)
     Vice President, Test Cell          2001      $109,913      $      0         $      0      $  3,986(6)
     Business Development               2000      $104,481      $      0         $      0      $  3,786(6)

Steven R. Hedberg, Vice President,      2002      $ 95,024      $ 26,540(3)      $      0      $  3,443(7)
     Chief Financial Officer,           2001      $ 90,486      $      0         $      0      $  3,286(7)
     Secretary and Treasurer            2000      $ 85,154      $      0         $      0      $  3,085(7)

Grant Radinzel                          2002      $101,560      $ 14,820(2)      $      0      $  3,673(8)
     Vice President                     2001      $ 95,506      $      0         $      0      $  3,466(8)
     Business Development               2000      $ 91,154      $      0         $      0      $  3,306(8)


(1)      Of the $37,500, $15,000 was paid in 2000 and $22,500 was paid in 2001.

(2)      These bonus amounts for 2002 performance were paid in 2003.

(3)      Of the $26,540, $12,500 was paid in 2002 and $14,040 was paid in 2003.

(4) Consists of $983, $949 and $949 group life insurance premiums paid by the Company for Mr. Loux in 2002, 2001 and 2000, respectively and $853 and $853 additional term insurance in 2002 and 2001, and $187 of contributions made in 2002 by the Company on behalf of Mr. Loux under the Company's 401(k) retirement savings plan.

(5) Consists of $727, $697 and $676 of group life insurance premiums paid by the Company for Mr. Kamis in 2002, 2001, and 2000 respectively, and $3,192, $3,326 and $3,231 of contributions made in 2002, 2001, and
         2000, respectively, by the Company on behalf of Mr. Kamis under the Company's 401(k) retirement savings plan.

(6) Consists of $718, $689 and $651 in group life insurance premiums paid by the Company for Mr. Thomalla in 2002, 2001 and 2000 and $3,164, $3,297 and $3,135 of contributions made in 2002, 2001 and 2000 by the Company on behalf of Mr. Thomalla under the Company's 401(k) retirement savings plan.

(7) Consists of $592, $571 and $530 in group life insurance premiums paid by the Company for Mr. Hedberg in 2002, 2001 and 2000 and $2,851, $2,715 and $2,555 of contributions made in 2002, 2001 and 2000 by the Company on behalf of Mr. Hedberg under the Company's 401(k) retirement savings plan.

(8) Consists of $626, $601 and $571 in group life insurance premiums paid by the Company for Mr. Radinzel in 2002, 2001 and 2000 and $3,047, $2,865 and $2,735 of contributions made in 2002, 2001 and 2000 by the Company on behalf of Mr. Radinzel under the Company's 401(k) retirement savings plan. (9)

SUMMARY OF PLANS

Equity Compensation Plans

The Company has no stock option plans and no other equity-based compensation plans.

        Plan Category            Number of Securities to      Weighted-average       Number of securities
                                 be issued upon exercise      exercise price of       remaining available
                                 of outstanding options,    outstanding options,      for future issuance
                                   warrants and rights       warrants and rights         under equity
                                                                                      compensation plans
                                                                                     (excluding securities
                                                                                      reflected in column
                                                                                             (a))

                                          (a)                        (b)                      (c)
  Equity compensation plans
 approved by security holders        Not Applicable            Not Applicable           Not Applicable

Equity compensation plans not
 approved by security holders        Not Applicable            Not Applicable           Not Applicable

            Total

Group Life Insurance

The Company provides group life insurance to all of its full-time employees. The amount of group life insurance on each full-time employee is equal to 150% of the employee's base salary, which excludes any bonus paid to an employee pursuant to any bonus plan adopted by the Company. To the extent that such insurance coverage exceeds $50,000 for any employee, such employee recognizes the cost of such excess insurance as taxable income. The group life insurance premiums paid on behalf of the Named Executive Officers are in the Summary Compensation Table therein under the heading "All Other Compensation."

401(k) Profit Sharing Plan

The Company's ASE, Inc. Retirement Savings Plan ("Retirement Savings Plan") is a retirement savings plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). Under the present plan, eligible employees may choose to reduce their salary or wages from the Company from 1% to 100% (subject to a maximum reduction of $12,000 per year) and have such amounts contributed to MetLife Defined Contribution Group ("MDCG") under the terms of the Retirement Savings Plan; these amounts are not taxed to the employee at the time of contribution to the Retirement Savings Plan. Eligible employees turning age 50+ during the current calendar year may also be eligible to make a catch-up contribution of up to $2,000. In addition, eligible employees may elect to reduce their salary or wages from the

Company by not less than 1% nor more than 10% and have such amounts contributed to MDCG under the terms of the Retirement Savings Plan; these amounts are taxed to the employee at the time of contribution to the Retirement Savings Plan. Contributions up to 6% of the employee's compensation are matched at a rate of 50% by the Company ("Matching Contributions"). In addition, the Company may, but is not obligated to, make additional contributions to the Retirement Savings Plan. Both the Matching Contributions and the additional discretionary contributions are limited to the Company's accumulated net profits (prior to any deduction of contributions to the Retirement Savings Plan and any federal, state or local income taxes). The maximum annual allocation to an employee's account (including earnings, losses and forfeitures) is the lesser of (i) 100% of their salary or wages, or (ii) $40,000. All contributions under the Retirement Savings Plan are invested (pursuant to several investment choices) by the trustee for the Retirement Savings Plan. The current plan was amended during 2002 to comply with the 2001 tax law changes. The Company's trustee for the Retirement Savings Plan is JP Morgan Chase Manhattan Bank Trust. MDCG is agent to Chase Manhattan Bank Trust.

Distributions of the vested portions of an employee's account balance will typically occur upon employment termination, retirement, death, or disability. Distributions can be made in the form of a lump sum, annuity or installment method of payment, at the discretion of the employee. During the years ending December 31, 2002, 2001, and 2000, $498,480, $800,975, and $494,229,
respectively, were distributed by the Retirement Savings Plan. In 2002, 2001, and 2000, no distributions were made to any executive officer of the Company, including the Named Executive Officers. Benefit amounts credited during 2002, 2001, and 2000 pursuant to the Retirement Savings Plan for the Named Executive Officers, the distribution or unconditional vesting of which are not subject to future events, are included in the Summary Compensation Table under the heading "All Other Compensation."

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with Charles H. Loux dated August 30, 1999, which provided for a term of one year, commencing on September 20, 1999 and ending September 30, 2000. That agreement was amended and renewed on September 30, 2000, 2001, and most recently on September 30, 2002 (the "Agreement"). The Agreement provides for an annual base salary of $171,000 effective January 1, 2003. The Agreement also provides for an annual incentive bonus based on certain performance guidelines contained in the Agreement; these guidelines may be adjusted from time to time by the Board in its sole discretion, but upon consultation with Mr. Loux. The maximum incentive bonus that may be paid with respect to any year cannot exceed 50% of the base salary paid during that year without Board of Directors' approval. Under the Agreement, Mr. Loux is entitled to participate in any retirement savings plan, life insurance, health insurance, dental insurance, disability insurance or any other fringe benefit which the Company may from time to time make available to its salaried or executive employees; however, the Company agreed under the Agreement to provide Mr. Loux with term life insurance equal to two and one-half (2-1/2) times his annual base salary. Under the Agreement, if Mr. Loux's employment is terminated by the Board of Directors for reasons other than "cause" (as that term is defined in the Agreement), Mr. Loux is to receive a cash severance payment equal to 12 months' base salary in effect at the time of the termination and a pro-rated bonus. In the Agreement, should Mr. Loux's employment terminate for any reason, he is bound to a covenant not to compete or disclose confidential or secret information for a period of two years after the termination date.

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

During the year ended December 31, 2002, none of the members of the Board of Directors of the Company, with the exception of Charles H. Loux, were executive officers or employees of the Company or its subsidiaries. For the period after September 25, 2001, Messrs. Richard A. Hoel, James S. Kowalski, and Thomas L. Auth are Governors and members of Minnesota ASE, LLC, which owns 51% of the Company's stock. In addition, Mr. Pugliese is the designated member of Saab Holdings U.S., Inc., which is a 29% shareholder. The Company's Board of Directors is responsible for ensuring that compensation for executives is consistent with the Company's compensation philosophy. The Board believes that the Company's executive compensation is reasonable given its financial performance and as compared to other similar companies in the industry.

The Board annually evaluates the performance and compensation of the Company's Chief Executive Officer ("CEO"). The Board's deliberations regarding annual salary and incentive bonus are made without the presence of the CEO. Annual base salary for the CEO is established on the basis of a number of factors, including general performance of the Company and competitive standards. Although the Board takes into account corporate performance generally in determining annual base salary, there is no specific formula relating corporate performance to annual salary.

The Company's policy with respect to the compensation of its executive officers, including its CEO, includes the following beliefs:

1. The Company believes that its compensation system should attract and retain experienced, highly qualified executive officers.

2. The Company believes in pay for performance based on specific written goals and objectives and that executive compensation should have a substantial component of incentive compensation based on performance.

3. The Company believes that its executive compensation level should be measured by comparison to similar companies as well as other factors, such as an individual's contributions and performance.

4. The Company believes that the overall compensation level of the Company's executive officers should take into account the overall performance of the Company as compared to similar companies.

Determination of Compensation of Chief Executive Officer

The CEO's total annual compensation consists of two elements -- annual base salary and annual incentive bonus. Charles Loux's annual base salary for 2002 was determined in part by comparison to the annual salaries of chief executive officers of other companies of similar size and complexity as the Company. The annual incentive bonus component of Charles Loux's 2002 compensation plan was determined by establishing certain levels of financial performance of the Company as compared to the pre-determined annual budget and certain other factors. The factors and performance thresholds for 2002 were determined in the first quarter of that year by agreement between Charles Loux and Mr. Richard A. Hoel, the Chairman of the Board. For the year ended December 31, 2002, 80% of Charles Loux's total available incentive bonus was based on the Company reaching certain levels of net income in 2002 as compared to the annual budget. The remaining 20% of Charles Loux's 2002 incentive bonus was determined in the Board's discretion after reviewing his overall performance. For 2002, The Board of Directors approved the full annual incentive bonus of $81,120 for Mr. Loux. In addition, in March 2002, the Board of Directors approved a $25,000 bonus for Mr. Loux for 2002.

The Board believes that its current compensation philosophy and approach has served the Company's shareholders fairly, and it plans to continue the same compensation philosophy and approach for the foreseeable future.

By the Board of Directors:

Richard A. Hoel, Chairman
Charles H. Loux
A. L. Maxson
Dr. Leon E. Ring
James S. Kowalski
Thomas L. Auth
Mark D. Pugliese
Patrick J. Donovan

PERFORMANCE GRAPH

The following graph and table show changes during the period since December 31, 1997 through December 31, 2002 in the value of $100 invested in: (1) the Company's Common Stock; (2) The Nasdaq Stock Market (U.S.); and (3) a group of 28 companies (including the Company) in a published SIC code grouping for the engineering services industry. The year-end values of each investment are based on share price appreciation plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

                              (PERFORMANCE GRAPH)


                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                   Value of $100 invested on December 31, 1997

                            1997      1998      1999     2000      2001      2002
                            ----      ----      ----     ----      ----      ----
Nasdaq (U.S.)               $100      $141      $249     $156      $125       $86
Industry Group               100        94       104      183       201       131
Company                      100       144       159      159       295       541

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 2003, Celsius Inc., a direct subsidiary of Saab AB, changed its name to Saab Holdings U.S., Inc. ("Saab Holdings"). Until September 25, 2001, Saab Holdings had owned approximately 80% of the Company's outstanding Common Stock. Prior to this date, Saab Holdings guaranteed certain bank lines of credit granted to the Company by Skandinaviska Enskilda Banken ("SEB"). In addition, during the same period of 2001, Saab Holdings provided customer assistance and consulting services to the Company. As consideration for such guarantees, customer assistance and consulting services, the Company incurred and paid interest charges (or fees) to Saab Holdings in the amount of $140,000 for the period of January 1, 2001 to September 25, 2001. During this same period up to September 25, 2001, the bank lines of credit to the Company from SEB were in the amount of $6,000,000. Although the line of credit had a $6,000,000 limit, Saab Holdings allowed the Company to exceed this limit for short periods of time. The portion over $6,000,000 was assessed a higher interest rate. To secure the guarantees by Saab Holdings of such lines of credit and to secure any other present or future obligations of the Company to Saab Holdings, the Company granted security interests to Saab Holdings in substantially all of the Company's assets. This line of credit was paid off and terminated on September 25, 2001, as part of the transaction of Minnesota ASE, LLC acquiring 51% of the outstanding shares of common stock of the Company.

On September 25, 2001, Saab Holdings sold 2,245,000 shares of the Company's Common Stock, or 51% of the total outstanding shares of common stock of ASE, to Minnesota ASE, LLC. Related to this transaction, the Company secured new bank financing agreements with M&I Marshall & Ilsley for operating funds and future letter of credit needs. These new agreements are asset-based collateral agreements, with the funds available under these agreements determined by the available securable assets at any point in time, up to a maximum of $6,000,000 of operating funds and $3,000,000 of letter of credit funds. Also related to this transaction, Saab Holdings agreed to continue to hold until maturity certain existing bank guarantees that were previously provided to a few of the Company's customers, and Saab Holdings provided a three-year $1,500,000 loan to the Company at 8% per year, which is subordinated debt to the new bank agreement. This loan is collateralized by a third party pledge by Minnesota ASE, LLC, of the shares of ASE purchased by Minnesota ASE, LLC, from Saab Holdings. The Company also provided an indemnification agreement to Saab Holdings to secure Saab Holdings' interest in the above items. The Company's obligations under the three-year Note are secured by a Security Agreement between the Company and Saab Holdings and by a combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement between the Company and Saab Holdings pursuant to which all of the personal and fixture assets of the Company are pledged as collateral. The Company, Minnesota ASE, LLC and Saab Holdings in connection with the foregoing loan and security arrangements, are party to a Stockholders Agreement (the "Stockholders Agreement") which provides, among other things, for Saab Holdings to have a designee on the Company's Board of Directors so long as it holds at least 10% of the outstanding common shares, a right of first refusal in certain circumstances with respect to any sale of shares by a shareholder to a third party, tag-along rights with respect to sales of stock to third parties, and certain registration rights of shareholders in the event of any public offering of the stock of the Company. In March of 2003, in connection with Saab Holdings providing an extension to a down payment letter of credit to one of the Company's customers, the Company repaid to Saab Holdings $500,000 of the $1,500,000 three-year note. Also, in March 2003, M&I Marshall & Ilsley notified the Company of its authorization increasing the maximum of $3,000,000 of letter credit funds to $4,000,000.

On September 25, 2001, Minnesota ASE, LLC, loaned the Company $2,600,000 in order to supplement bank financing, and $2,300,000 of the balance was repaid prior to year end, leaving an outstanding balance of $300,000. The remaining $300,000 has been converted to a note bearing interest at 8% and does not have a stated due date. During 2002, Minnesota ASE, LLC. loaned the Company an additional $200,000, leaving an outstanding balance of $500,000 at December 31, 2002.

For the period of January 1, 2002 through December 31, 2002, Minnesota ASE, LLC charged the Company as consideration for such guarantees and for certain administrative support provided and the Company paid a fee of $180,000. The Company presently pays no compensation to board members that are affiliated with Minnesota ASE, LLC.

The Company's Chairman is a senior shareholder and founder of Winthrop & Weinstine, P.A., the Company's general counsel. Winthrop & Weinstine, P.A. has acted as general counsel to the Company since 1977. The Company has paid Winthrop & Weinstine, P.A. $266,916 for legal services and reimbursement of costs incurred during the period from January 1, 2002 to December 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based upon inquiries made by the Company of its executive officers and directors and of inquiries made of Minnesota ASE, LLC, and Saab Holdings which are the only persons known to the Company which own more than ten percent of the Common Stock, the Company believes that during 2002, its officers and directors, Minnesota ASE, LLC and Saab Holdings met all applicable Section 16(a) filing requirements, except for a Form 3 filing for Mr. Mark D. Pugliese that was not filed until March 28, 2003 due to an oversight.

                                 OTHER BUSINESS

All items of business intended by management to be brought before the Annual Meeting are set forth in this Proxy Statement, and management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, the person named as the proxies will vote on such matters in accordance with their best judgment.

                          FUTURE SHAREHOLDER PROPOSALS

Under the Securities Exchange Act of 1934 (the "Exchange Act"), the shareholders of the Company have certain rights to have shareholder proposals included within the Proxy Statement of the Company for the Company's Annual Shareholders Meeting in 2004.

Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act") sets forth the procedure and requirements for requesting that the Company include these proposals in its Proxy Statement. Under that Rule, the deadline for submitting proposals under Rule 14a-8 is a reasonable time before the Company begins to print and mail its proxy materials.

Shareholders also may submit proposals to be voted on at an annual meeting without having the proposals included in the Company's proxy statement. These proposals are known as "non-Rule 14a-8 proposals". Rule 14a-4(c)(1) under the Exchange Act explains when the proxies named by a company to vote at an annual meeting may exercise their discretionary voting powers for proposals not included in the company's proxy statement, including non-Rule 14a-8 proposals. Rule 14a-4(c)(1) provides that proxies named by a company to vote at an annual meeting may be given discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposals that properly come before the annual meeting for a vote of the shareholders if (i) in case of a company such as the Company that has changed the date of its annual meeting by more than 30 days from the date of the previous year's meeting, the company has not received advance notice of the proposal a reasonable time before it mails its proxy materials, and (ii) shareholders have been notified of this advance notice requirement.

You are hereby notified that, for the annual meeting of shareholders to be held later this year, the Company's proxies will be able to exercise their discretionary voting authority with respect to any non-Rule 14a-8 proposal not submitted to the Company a reasonable time before the Company mails its proxy materials.

Any Rule 14a-8 proposal that a shareholder wishes to have considered for inclusion in the Company's proxy solicitation materials for the annual meeting of shareholders in 2004, and notice of any non-Rule 14a-8 shareholder proposals, should be given in writing to the Secretary of the Company at the Company's executive offices. Due to the technical nature of the rights of shareholders and the Company in this area, a shareholder desiring to make a shareholder proposal should consider consulting his or her personal legal counsel with respect to such rights.


                                            By Order of the Board of Directors

                                               /s/ Steven R. Hedberg
                                            ------------------------------------
                                            Steven R. Hedberg
Dated: July 29, 2003                        Secretary

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107

                         ANNUAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, SEPTEMBER 3, 2003





AERO SYSTEMS ENGINEERING, INC.
358 EAST FILLMORE AVENUE
ST. PAUL, MINNESOTA 55107                                                  PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

A. L. Maxson and Gary Sommerland, and each of them, are hereby appointed Proxies, each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of Aero Systems Engineering, Inc. held of record by the undersigned on August 1, 2003 at the Annual Meeting of Shareholders to be held on September 3, 2003 or any adjournment thereof.

In the event of the inability or unwillingness of one or more of these nominees to serve as a director at the time of the Annual Meeting on September 3, 2003 or of any adjournments thereof, the shares represented by the proxies will be voted in favor of the remainder of such nominees and may also, at the discretion of the holders of said proxies, be voted for other nominees not named herein, in lieu of those unable or unwilling to serve. As of the date hereof, the Board of Directors knows of no nominee who is unwilling or unable to serve.

At their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting; management is not presently aware of any such matters to be presented for action at the Annual Meeting.

The undersigned hereby ratifies and confirms all that the proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.



                      See reverse for voting instructions.

                             - Please detach here -





          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Proposal to fix number of Directors  [ ] For    [ ] Against    [ ]Abstain
   at eight

2. ELECTION OF    01 Richard A. Hoel    [ ] Vote FOR      [ ] Vote WITHHELD
   DIRECTORS:     02 Charles H. Loux        all nominees      from all nominees
                  03 A.L. Maxson            (except as marked)
                  04 Dr. Leon E. Ring
                  05 James S. Kowalski
                  06 Thomas L. Auth
                  07 Mark D. Pugliese
                  08 Patrick J. Donovan

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDICATED NOMINEE, WRITE       ------------------------------------
THE NUMBER(S) OF THE NOMINEE(S) IN THE      |                                  |
BOX PROVIDED TO THE RIGHT.)                 ------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, SHALL BE VOTED IN THE MANNER INDICATED BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF FIXING THE NUMBER OF DIRECTORS AT EIGHT AND FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT.

Address Change? Mark Box  [ ]
Indicate changes below:

                                                Date
                                                    ----------------------------

                                          --------------------------------------
                                          |                                    |
                                          |                                    |
                                          --------------------------------------


                                          Signature(s) in Box

                                          Please sign exactly as name appears at
                                          left. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian, or
                                          in some other fiduciary capacity,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by president or other
                                          authorized officer(s). If a
                                          partnership, please sign in
                                          partnership name by authorized
                                          person(s).